UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM 8K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): November 10, 2000

                              THE CLASSICA GROUP, INC.
                         (Formerly Saratoga Brands Inc.)
        (Exact name of small business issuer as specified in its charter)



           NEW YORK                   0-19721             13-3413467
   (STATE OR JURISDICTION           (COMMISSION         (IRS EMPLOYER
       OF INCORPORATION)            FILE NUMBER)      IDENTIFICATION NO.)


     1835 SWARTHMORE AVENUE, LAKEWOOD, NEW JERSEY         08701
     --------------------------------------------         -----
       (Address of principal executive offices)         (zip code)


       Registrant's telephone number, including area code: (732) 363-3800

Item 4.  Changes in Registrant's Certifying Accountant

         a. Effective November 10, 2000, The Classica Group, Inc.(the "Company") dismissed its prior certifying accountants, Deloitte & Touche LLP ("Deloitte") and retained as its new certifying accountants, Ehrenkrantz, Sterling & Company, Certified Public Accountants and Consultants ("Ehrenkrantz"). Deloitte's report on the Company's financial statements for the fiscal years ended December 31, 1999 and 1998 contained no adverse opinions or disclaimer of opinions,and was not qualified as to audit scope, accounting principles, or uncertainties. The decision to change accountants was approved by the Audit Committee and the Board of Directors of the Company. As required by applicable rules of the Securities and Exchange Commission, the Company notified Deloitte that during the two most recent fiscal years and the interim period from December 31, 1999 through November 9, 2000 the Company was unaware of any disputes between the Company and Deloitte as to matters of accounting principles or practices, financial statement disclosure, or audit scope of procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports and requested Deloitte to confirm this, a copy of which is attached hereto.

         b. Effective November 10, 2000, the Company engaged Ehrenkrantz as its principle accountants. During the most recent fiscal year end and the subsequent interim periods to the date hereof, the Company did not consult Ehrenkrantz regarding any of the matters or events set forth in item 304 (a)(2) and (i) and
(ii) of  Regulation S-B.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned thereunto duly authorized




                              The Classica Group, Inc.
                                   (Registrant)




Date:    November 10, 2000                By:/s/ Scott G. Halperin
                                             ---------------------
                                             Scott G. Halperin
                                             Chairman & Chief Executive Officer


Date:    November 10, 2000                By:/s/ Bernard F. Lillis, Jr.
                                             --------------------------
                                             Bernard F. Lillis, Jr
                                             Chief Financial Officer

November 10, 2000

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of The Classica Group, Inc. dated November 10, 2000.

Yours truly,


Deloitte & Touche LLP